UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: December 22, 2014

General Moly, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32986	91-0232000
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1726 Cole Blvd., Suite 115
Lakewood, CO 80401
(Address of principal executive offices, including zip code)

(303) 928-8599
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

The disclosure under Item 3.02 hereof is incorporated herein by reference.

Item 2.03                   Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 3.02 hereof concerning the Notes (as defined below) is incorporated herein by reference.

Item 3.02                   Unregistered Sales of Equity Securities.

On December 22, 2014, General Moly, Inc. (the “Company”) announced that it has signed definitive agreements for the offer and sale of 85,350 Units, each consisting of consisting of (i) one 10% senior convertible promissory note with an original principal amount of $100 and (ii) 100 warrants, each exercisable to purchase one share of the Company’s common stock, par value $0.001 per share (the “Private Placement”). The purchase price of each Unit was $100.00.  The Private Placement was made solely to “accredited investors” (as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”)) pursuant to the exemption from the registration requirements of the Securities Act under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated thereunder.  The Private Placement is expected to close on or around December 26, 2014, with anticipated gross proceeds to the Company of $8.535 million.  The terms of the Private Placement were negotiated by independent members of the Company’s board of directors. The Units will be issued pursuant to a Unit Subscription Agreement by and among the Company and the several investors signatory thereto, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Bruce D. Hansen, the Chief Executive Officer and a director of the Company, purchased 15,000 Units in the Private Placement for an aggregate purchase price of $1,500,000.  David A. Chaput, the Chief Financial Officer of the Company, purchased 600 Units in the Private Placement for an aggregate purchase price of $60,000.  Robert I. Pennington, the Chief Operating Officer of the Company, purchased 1,500 Units in the Private Placement for an aggregate purchase price of $150,000.  R. Scott Roswell, the Vice President of Human Resources and Corporate Counsel of the Company, purchased 600 Units in the Private Placement for an aggregate purchase price of $60,000.  Lee M. Shumway, the Controller and Treasurer of the Company, purchased 1,000 Units in the Private Placement for an aggregate purchase price of $100,000.  Patrick M. James, the Chairman of the Board of Directors of the Company, purchased 500 Units in the Private Placement for an aggregate purchase price of $50,000.  Gary A. Loving, a director of the Company, purchased 2,000 Units in the Private Placement for an aggregate purchase price of $200,000. Nelson F. Chen, a director of the Company, purchased 1,000 Units in the Private Placement for an aggregate purchase price of $100,000.

The Notes are the senior, unsecured obligations of the Company.  Interest on the Notes is payable quarterly in arrears on each March 31, June 30, September 30 and December 31, commencing on March 31, 2015.  The interest rate on the Notes is 10%, computed based on a year of twelve 30-day months and the number of days actually elapsed, and compounded annually.  The Notes contain customary events of default, and upon the occurrence of any event of default, the interest rate shall increase by 5% per annum until cured.  The maturity date of the Notes is December 26, 2019, unless they are earlier redeemed or converted.

The Notes are redeemable at any time at the Company’s option.  The Company is required to redeem the notes upon (1) a capital reorganization, merger or sale of substantially all assets of the Company or a significant subsidiary; or (2) the receipt of proceeds from (a) an equity and/or debt offering by the Company or any significant subsidiary which raises, in the discretion of the Company’s Board of Directors, sufficient capital to commence construction of the Mount Hope Mine and to cover costs and expenditures during the construction period, (b) another debt issuance by the Company or a significant subsidiary of the Company, or (c) certain asset sales.  The redemption amount shall be a cash payment equal to the unpaid principal amount plus all accrued and unpaid interest plus the present value of the remaining scheduled interest payments discounted to the maturity date at the applicable treasury rate plus 25 basis points.  Any partial redemption shall be pro rata across all Notes.

The Notes are convertible at any time at the option of the holder into common stock of the Company.  The conversion price is equal to 80% of the greater of (i) the average volume weighted average price (“VWAP”) for the 30 business day period ending on the business day prior to the date of notice of conversion, or (ii) the average VWAP for the 20 business day period ending on the original issue date of the Notes.  The total number of shares of common stock into which the Notes are convertible shall not exceed 100 shares of common stock for each $100 principal amount converted, subject to adjustment for stock splits, dividends and combinations.

A form of the Note issued in connection with the sale of Units is attached hereto as Exhibit 4.1 to this Current Report on Form 8-K.

The Warrants may be exercised beginning on June 26, 2015 and will expire on December 26, 2019.  Each Warrant entitles its holder to purchase one share of the Company’s common stock at an initial exercise price of $1.00 per share, subject to adjustment for stock splits, dividends and combinations.  The Notes and Warrants are separate from each other and the redemption or exercise of either in no way affects the other.  A form of the Warrant issued in connection with the sale of Units is attached hereto as Exhibit 4.2 to this Current Report on Form 8-K.

In connection with the Private Placement, the Company entered into a Registration Rights Agreement, dated as of December 26, 2014 (the “Registration Rights Agreement”), with each of the investors in the Private Placement. Under the Registration Rights Agreement, the Company has agreed to file, within 90 days of the closing of the Private Placement, a shelf registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock issuable upon conversion of the Notes and exercise of the Warrants. The Company has agreed to use its reasonable best efforts to cause the shelf registration statement to be declared effective on or before 270 days after the date of filing.  If the registration statement is not effective within the required time period, the Company will be required to pay liquidated damages to the investors in the Private Placement.  The Company is required to use its reasonable best efforts to keep the registration statement current and continuously effective under the Securities Act until such date as all securities covered by the registration statement have been sold, thereunder or pursuant to Rule 144, or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144.  A form of the Registration Rights Agreement is attached hereto as Exhibit 4.3 to this Current Report on Form 8-K.

The foregoing descriptions of the terms, conditions and restrictions of the Notes, the Warrants and the Registration Rights Agreement do not purport and are not intended to be complete and are qualified in their entirety by the complete texts thereof, which are filed as exhibits hereto and incorporated by reference herein. Please note, however, that the transaction documents filed as exhibits to this Current Report on Form 8-K, including without limitation any representations and warranties contained therein, are not intended as documents for investors or the public to obtain factual information about the current state of affairs of the Company. Rather, investors and the public should look to other disclosures contained in our reports under the Securities Exchange Act of 1934, as amended.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to purchase, Units, Notes, Warrants or other securities of the Company.  Any such offer may only be made by offering materials issued by the Company.  The securities issued in the Private Placement have not been registered under the Securities Act or any state securities laws and such securities may not be offered or sold within the United States or to or for the account or benefit of U.S. persons unless registered under the Securities Act and any applicable state securities laws or an exemption from such registration is available.  The Units and underlying securities are deemed to be “restricted securities” under Rule 144 promulgated under the Securities Act and will bear a customary Rule 144 legend.

Item 8.01                   Other Events.

On December 23, 2014, the Company issued a press release announcing the pricing of the Private Placement.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

On December 30, 2014, the Company issued a press release announcing the closing of the Private Placement.  A copy of this press release is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01                   Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

4.1	Form of Senior Convertible Promissory Note.
4.2	Form of Common Stock Purchase Warrant.
4.3	Registration Rights Agreement dated as of December 26, 2014, by and among General Moly, Inc. and the several investors signatory thereto.
10.1	Unit Subscription Agreement dated as of December 22, 2014, by and among General Moly, Inc. and the several investors signatory thereto.
99.1	Press Release of General Moly, Inc. dated December 23, 2014.
99.2	Press Release of General Moly, Inc. dated December 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Dated: December 30, 2014	By:	/s/ David A. Chaput
David A. Chaput
Chief Financial Officer